      As filed with the Securities and Exchange Commission on June 9, 1999

                                          Registration No. 33-..................
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  ___________

                                    Form S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                   _________
                              SEMTECH CORPORATION
               (exact name of registrant as specified in charter)

          Delaware                                            95-2119684
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification No.)

                               652 Mitchell Road
                        Newbury Park, California  91320
         (address, including zip code, of principal executive offices)
                                   _________
                         LONG-TERM STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                  JOHN D. POE
                      Chief Executive Officer & President
                              SEMTECH CORPORATION
                               652 Mitchell Road
                        Newbury Park, California  91320
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service:  (805) 498-2111
                                   _________

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                                             Proposed            Proposed
                                                              Maximum            Maximum
              Title of                   Amount to be     Offering Price        Aggregate           Amount of
     Securities to be registered          Registered       Per Share (1)    Offering Price (1)   Registration Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value               2,150,868(2)           $42.00         $90,336,456          $25,113.53
-----------------------------------------------------------------------------------------------------------------
(1)   Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the
      Securities Act of 1933, as amended based on the last sale price as quoted on NASDAQ June 8, 1999 of $42.00 per share.

(2)   Pursuant to Rule 416 promulgated under the Securities Act, there are also registered hereunder such indeterminate number of additional shares as may be issued under the terms of the Long-Term Stock Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.
---------------------------------------------------------------------------------------------------------------------------------

                                   PART II/1/

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents are hereby incorporated into this Registration Statement and made a part hereof by this reference.

        (a) The Annual Report on Form 10-K of Semtech Corporation (the "Company" or "Registrant") for the fiscal year ended January 31, 1999 (file No. 1-6395) filed with the Securities Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

        (b) The description of the Company's Common Stock contained in the Company's Registration Statement under the Exchange Act on Form 8-A filed with the Commission on May 28, 1986; and

        All Documents filed by Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4. Description of Securities

          Common Stock. Not applicable; the class of the Company's common stock to be offerred is registered under Section 12 of the Exchange Act.

Item 5. Interests of Experts and Named Counsel

          Not applicable

------------------------
/1/ Information required by Part I of Form S-8 is contained in a Section 10(a) prospectus to be distributed to each Plan participant and is omitted from this Registration Statement in accordance with Rule 428 promulgated under the Securities Act and the Note to Part I of Form S-8.

Item 6.   Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law, a copy of which is attached as an exhibit to this Registration Statement, permits a corporation to provide for the indemnification of directors and officers under certain circumstances. Reference is also made to Article 11 of the Company's Certificate of Incorporation and Section 17 of the Company's Bylaws.

          Article Eleven of the Company's Certificate of Incorporation provides as follows:

          1. To the fullest extent permitted by the Delaware General Corporation Law as it presently exists or may hereafter be amended, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither the amendment nor repeal of this Section 1, nor the adoption of any provision of the Certificate of Incorporation of the corporation inconsistent with this Section 1, shall eliminate or reduce the effect of this Section 1 in respect of any act or omission of any director of the corporation or any matter occurring, or any cause of action, suit or claim that, but for this Section 1, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

          2(a). Each person who was or is made a party or is threatened to be made a party to or is involved in any claim, action, suit or proceeding, whether civil, criminal, administrative, investigative, or other (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving in the course of such employment, or at the request of the corporation, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgements, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974, as amended, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The right to indemnification conferred by this Section 2 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors, administrators and other legal representatives; provided, however, that, except as provided in paragraph (b) of this Section 2, the corporation shall indemnify any such person seeking indemnification in connection with such a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof), or the initiation thereof, was authorized or approved by the corporation. The right to indemnification conferred by this Section 2 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition in accordance with and to the fullest extent permitted by the Delaware General

Corporation Law, as it presently exists or may hereafter be amended, provided, however, that, if the Delaware General Corporation Law requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.


          2(b). If a claim under paragraph (a) of this Section 2 is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other that an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the requirements of the Delaware General Corporation Law have been complied with by the claimant) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          2(c). The rights conferred by this Section 2 shall not be exclusive of any other right which any person may have or hereafter acquire under any stature, provision of the Certificate of Incorporation of the corporation, By-law agreement, vote of stockholders or disinterested directors or otherwise.

          2(d). The corporation may maintain insurance, at its expense, to protect itself, its subsidiary and affiliated corporations, and any such director, officer, employee, representative, or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ITEM 7.   Exemption from Registration Claimed

          Not applicable

ITEM 8.   Exhibits

Exhibit
Number
-------

4.1    Long-Term Stock Incentive Plan.
5      Opinion of counsel as to legality of securities being registered.
23.1   Consent of independent public accountants.
23.2   Consent of counsel (included in Exhibit 5).
24.1   Power of Attorney (included herein on the signature page).


ITEM 9.   Undertakings
(1)  The company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    provided, however, that the undertakings set forth in
                    -----------------
                    paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
                    Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(2) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newbury Park, State of California, on June 9, 1999.


                                       SEMTECH CORPORATION



June 9, 1999                           By:  /s/ John D. Poe
                                          _______________________________
                                          John D. Poe, President &
                                          Chief Executive Officer

                               POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John D. Poe, with full power to act as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                          Title                          Date
       ---------                          -----                          ----

/s/ John D. Poe              President & Chief Executive              June 9, 1999
-----------------------      Officer
(John D. Poe)

/s/ David G. Franz, Jr.      Vice President, Chief Financial          June 9, 1999
-----------------------      Officer & Principal Accounting
(David G. Franz Jr.)         Officer

/s/ James P. Burra           Director                                 June 9, 1999
-----------------------
(James P. Burra)

/s/ Rock N. Hankin           Director                                 June 9, 1999
-----------------------
(Rock N. Hankin)

/s/ Allen H. Orbuch          Director                                 June 9, 1999
-----------------------
(Allen H. Orbuch)

/s/ James T. Schraith        Director                                 June 9, 1999
-----------------------
(James T. Schraith)

/s/ Jack O. Vance            Director                                 June 9, 1999
----------------------
(Jack O. Vance)

                                 EXHIBIT INDEX

Sequentially
Exhibits                                         Numbered Page
---------                                        -------------

4.1       Long-Term Stock Incentive Plan.

5 Opinion of counsel as to legality of securities being registered.

23.1      Consent of independent public accountants.

23.2      Consent of counsel (included in Exhibit 5).

24.1 Power of Attorney (included herein on the signature page).